Exhibit 99.1

NEWS RELEASE

Contact: Jim Albrecht, Chief Financial Officer
Phone number:  (210) 293-7970

Contact: Jim Fanucchi, Darrow Associates, Inc.
Phone number:  (408) 404-5400
Email: ir1@globalscape.com

Globalscape To Announce First Quarter 2014

Financial Results on Tuesday, May 13, 2014

SAN ANTONIO, Texas, May 6, 2014-GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, today announced that it will report financial results for its first quarter 2014 during a conference call on Tuesday, May 13, 2014 at 3:30 p.m. Central Time.

A link to the webcast of the conference call will be available in the Investor Relations section of Globalscape's website at www.globalscape.com. The call may also be heard via a telephone conference line by calling 1-877-941-4775 and entering conference ID 4682884.  A webcast replay will be available on the company's website through June 13, 2014.

 About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.